Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Context Therapeutics Inc. (the “Company”) on Form S-8 (the “S-8 Registration Statement”) of our report included in the Company’s prospectus, dated October 19, 2021, filed with the Commission on October 20, 2021 pursuant to Rule 424(b) under the Securities Act, which is incorporated by reference in the S-8 Registration Statement, relating to the Company’s registration statement on Form S-1, as amended (File No. 333-256572), which includes an explanatory paragraph related to Context Therapeutics LLC’s ability to continue as a going concern, dated March 19, 2021, except for the effects of the matter discussed in Note 3 - Income (Loss) per Share and the reverse triangular merger described in Note 11, which are as of September 10, 2021, on our audits of the consolidated financial statements of Context Therapeutics Inc. and Subsidiaries as of December 31, 2020 and 2019 and for the years then ended. We also consent to the incorporation by reference in the S-8 Registration Statement of the reference to our firm under the heading “Experts.”

/s/ CohnReznick LLP

Holmdel, New Jersey

October 19, 2021